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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                  July 31, 2001
                Date of Report (Date of earliest event reported)

                                    KFx INC.
             (Exact name of Registrant as specified in its charter)


           Delaware                       0-23634               84-1079971
------------------------------    ----------------------  ----------------------
(State or other jurisdiction of   Commission File Number       IRS Employer
incorporation or organization)                            Identification Number

     3300 East 1st Avenue, Suite 290
          Denver, Colorado, USA                                   80206
----------------------------------------                 -----------------------
(Address of principal executive offices)                       (Zip Code)

                                 (303) 293-2992

                         (Registrant's telephone number,
                              including area code)


EXPLANATORY NOTE

This Form 8-K/A amends Item 7(b) of the current report on Form 8-K/A filed by KFx Inc. on October 15, 2001 to update pro forma financial statements included in that report.
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On August 15, 2001, KFx Inc. (the "Company") filed a Form 8-K dated July 31,
2001 (the "Original 8-K") to file certain material agreements relating to an asset purchase and license agreement providing for (i) the acquisition of certain Pavilion Technologies, Inc. ("Pavilion") assets relating to process optimization for the utility based boiler, gas turbine and power production and process steam turbine (the "Segment") by Pegasus Technologies, Inc. ("Pegasus"), a majority-owned subsidiary of the Company; (ii) Pegasus' rights and access to certain Pavilion assets, personnel and services relating to the Segment; and
(iii) the licensing of certain Pavilion intellectual property related to the Segment in a limited field of use. The Company filed a Form 8-K/A on October 15, 2001 to file certain audited financial statements of the Segment, certain unaudited pro forma combined financial statements and a consent of independent accountants relating to the audited financial statements of the Segment. This Form 8-K/A further amends the Original 8-K to provide updated pro forma financial statements in Item 7(b).

Item 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                                                        PAGE NO.

b)  Unaudited Pro Forma Combined Financial Statements                     F-3

    Unaudited Pro Forma Combined Statement of Operations                  F-5

    Notes to Unaudited Pro Forma Combined Financial Statements            F-6

                                      F-2
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Item 7(b). Unaudited Pro Forma Combined Financial Statements of KFx Inc. and the
Power Optimization Division of Pavilion Technologies, Inc. as of December 31, 2001.

                                    KFX, INC.
                     PRO FORMA COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

On July 31, 2001, KFx, Inc. ("KFx") completed the purchase of certain assets and liabilities of the Power Optimization Division of Pavilion Technologies, Inc. (the "Power Optimization Division") pursuant to the terms of the Purchase Agreement dated as of July 31, 2001 (the "Purchase Agreement"), entered into by Pavilion Inc. ("Pavilion"), Pegasus, a subsidiary of KFx Inc., and KFx.
These purchased assets and acquired liabilities were primarily accounts receivable, unbilled revenue, deposits, customer list, exclusive rights to license Pavilion's software, other intangibles and deferred revenue. Pavilion has retained certain liabilities of the Power Optimization Division, including but not limited to Pavilion indemnifying Pegasus regarding the intellectual property of Pavilion's software being licensed. The Purchase Agreement initially provided for a base price of $9,500,000 in cash, payable to Pavilion due in installments through July 31, 2003, adjusted for the net of assets and liabilities assumed. The present value of these payments is approximately $8,567,000 using a 14% effective interest rate. Additionally, Pegasus was to initially pay Pavilion royalties of up to $5,500,000 between August 1, 2001 and October 31, 2005, based on Pavilion and Pegasus software licenses sold by Pegasus. On March 28, 2002, the Purchase Agreement was amended to decrease the base cash payment to $7.5 million, from $9.5 million, subject to certain adjustments for the value of assets and liabilities acquired and certain transaction costs. The present value of these payments is approximately $7,067,000 using a 14% effective interest rate. This reduction resulted in a net purchase price adjustment, based upon the present value of the payments, of approximately $1,500,000, which was recorded as a reduction of goodwill as of December 31, 2001. The amendment also increased the future royalty payments on licenses sold to a total of $9 million and eliminated the expiration date on the royalty payment period. Future royalty payments are considered contingent purchase price and will result in additions to goodwill as the royalties become due. Per the terms of this amendment, Pegasus paid Pavilion $4.35 million on March 28, 2002 as the final purchase price payment for the acquisition. KFx guarantees the duties and obligations of Pegasus under the Purchase agreement.

These unaudited pro forma combined financial statements and accompanying notes have been prepared and should be read in conjunction with the historical financial statements and the related notes thereto of KFx Inc., the "Management Discussion and Analysis of Financial Condition and Results of Operations" contained in KFx's Annual Report on Form 10-K/A for the year ended December 31, 2001 and carve out financial statements of the Power Optimization Division as of March 31, 2001 in the Current Report on Form 8-K/A dated October 15, 2001, filed with the Securities and Exchange Commission.

The acquisition has been accounted for by the purchase method and the results of operations of the Power Optimization Division are included in the KFx financial statements beginning in the third quarter of 2001. The pro forma combined statement of operations assumes the acquisition took place as of the beginning of the period presented. The pro forma combined statement of operations for the year ended December 31, 2001 combines KFx's audited statement of operations for the year ended December 31, 2001 and the Power Optimization Division's unaudited statement of operations for the seven months ended July 31, 2001.

The pro forma adjustments do not reflect any operating efficiency and cost savings that may be achieved with respect to the acquisition. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to sales, marketing or any other expenses for any future operating changes. The following pro forma information is not necessarily indicative of the operating results that would have occurred had the acquisition been consummated on the dates at the beginning of the period for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the acquisition are based upon the assumptions set forth in the notes hereto.

KFx currently knows of no events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation of the acquisition. The purchase price allocation was determined based upon a study undertaken by KFx in conjunction with independent appraisers to determine the fair value of certain of the assets acquired, including identifiable intangible assets, and liabilities. The future results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a

                                      F-3
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variety of factors, including access to additional information, changes in value not currently identified and changes in operating results, which could result in adjustment to among other items identifiable intangible assets and goodwill.

                                      F-4
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KFX, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
(In thousands)

                                                           As Reported
                                                  ------------------------------
                                                                       Power
                                                    KFX, Inc.      Optimization
                                                     Twelve       Division Seven
                                                  Months ended     Months ended
                                                  December 31,        July 31,                     Pro Forma
                                                     2001              2001        Adjustments      Combined
OPERATING REVENUES
Software licenses and services                   $        3,003   $         736    $              $     3,739
                                                 --------------   -------------    ------------   -----------
     Total operating revenues                             3,003             736                         3,739

OPERATING COST & EXPENSES
Cost of Pegasus software licenses and services            1,981             895             221 A       3,097
K-Fuel demonstration plant and laboratory                   221                                           221
Marketing, sales, general and administrative              6,977           1,440              46 A       8,463
Pegasus research and development                            655             181                           836
Depreciation and amortization                             2,789                                         2,789
                                                 --------------   -------------    ------------   -----------
          Total operating costs and expenses             12,623           2,516             267        15,406

OPERATING LOSS                                           (9,620)         (1,780)           (267)      (11,667)

Interest expense (including accretion of
debenture premium)                                       (5,478)            (16)           (577)B      (6,071)
Other                                                       (79)             31                           (48)
                                                 --------------   -------------    ------------   -----------
NET LOSS                                         $      (15,177)  $      (1,765)   $       (844)  $   (17,786)
                                                 ==============   =============    ============   ===========
Basic and diluted net loss per share             $         (.58)                                  $      (.68)
                                                 ==============                                   ===========
Weighted-average common shares outstanding               26,095                                        26,095
                                                 ==============                                   ===========


                                      F-5
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KFX, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following adjustments give pro forma effect to the transaction:

(A) Adjustments to record amortization of the identified intangibles from the purchase price allocation. Based upon KFx's valuation obtained from independent appraisers, there was $1,426,000 of identifiable intangibles, which was comprised of $319,000 for order backlog, $990,000 for maintenance contracts and $117,000 for customer lists. Intangible amortization was calculated based upon estimated useful lives of 18 to 84 months.

(B) On a pro forma basis, interest expense was incurred as a result of the debt incurred to finance the acquisition. Interest expense was based upon the present value of the installments of the debt at the beginning of the period, as amended on March 28, 2002, and was calculated using an effective interest rate of 14%.

                                      F-6
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KFX, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2002                              KFX INC.

                                                By: /s/ Patrick S. Flaherty
                                                ----------------------------
                                                Name: Patrick S. Flaherty
                                                Title: Vice President-Finance &
                                                       Chief Financial Officer

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